Exhibit 1.1

2,650,000 Shares

HOME BANCSHARES, INC.

Common Stock

UNDERWRITING AGREEMENT

September 23, 2016

Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

Ladies and Gentlemen:

Home BancShares, Inc., an Arkansas corporation (the “Company”), and the shareholder of the Company named in Schedule I hereto (the “Selling Shareholder”) severally confirm their respective agreements with Stephens Inc. (“Stephens”) with respect to the sale by the Selling Shareholder and the purchase by Stephens of the number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth on Schedule I hereto.

The Company and the Selling Shareholder understand that Stephens proposes to make a public offering of the Shares as soon as it deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-208307), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of Common Stock. Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness, including the Rule 430 Information (defined below), is herein called the “Registration Statement.” Unless otherwise specified herein, each reference to a “Rule” is to such Rule as promulgated under the Securities Act. Any registration statement filed pursuant to Rule 462(b) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” will include the Rule 462(b) Registration Statement.

The Company has prepared and has filed or will immediately file a prospectus supplement to the Base Prospectus relating to the Shares in accordance with the provisions of Rule 430A or Rule 430B and Rule 424(b). The information included in such prospectus supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A or Rule 430B is referred to as “Rule 430 Information.” Such prospectus supplement, including the information and documents incorporated by reference therein, and each other preliminary prospectus that omitted Rule 430 Information that was used after the effectiveness of the Registration Statement, together with the Base Prospectus, is hereinafter called a “Preliminary Prospectus.” Following the Applicable Time (as defined below), the Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b), and such final prospectus supplement as filed and including the information and documents incorporated by reference therein, along with the Base Prospectus, is hereinafter called the “Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The “Pricing Disclosure Package” means the Pricing Prospectus, together with the Issuer Free Writing Prospectuses (as defined below), if any, listed on Schedule II hereto. For the purposes of this Agreement, the “Applicable Time” is 8:00 a.m. (Eastern time) on the date of this Agreement. Any “issuer free writing prospectus” (as defined in Rule 433) relating to the offering of the Shares contemplated hereunder is hereinafter called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing will be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Selling Shareholder confirm as follows their respective agreements with Stephens.

Section 1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, Stephens that, as of the date hereof and as of the Closing Time (as such term is hereinafter defined):

(i) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, no order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission, and no proceeding for any of those purposes has been initiated or are pending or, to the Company’s knowledge, threatened by the Commission. Any request on the part of the Commission for additional information from the Company has been satisfied in all material respects. At the time of filing the Registration Statement and any post-effective amendments thereto, the Company was not and is not an “ineligible issuer,” as defined under Rule 405. At the original effectiveness of the Registration Statement, at the time the Company or any person acting on its behalf (within the meaning of Rule 163(c)) made any offering related to the Shares in reliance on the exemption of Rule 163, and as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(ii) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the time it became or becomes effective, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of its date, did not, and at the Closing Time will not, contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that these representations and warranties will not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, the Prospectus or the Pricing Prospectus, or any amendments or supplements thereto, made in reliance upon and in strict conformity with information furnished to the Company in writing by Stephens expressly for use therein, it being understood and agreed that the only such information provided by Stephens is that identified as such in Section 7(c) hereof. Each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the requirements of the Securities Act and each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus delivered to Stephens for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii) The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no Issuer Free Writing Prospectus listed on Schedule II conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty will not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by Stephens expressly for use therein, it being understood and agreed that the only such information provided by Stephens is that identified as such in Section 7(c) hereof.

(iv) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Arkansas, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse

Effect” means any effect or development that, individually or in the aggregate, has, or could reasonably be expected to have, a material adverse effect on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries (as defined below), considered as one enterprise.

(v) Each subsidiary of the Company within the meaning of Rule 405 (each, a “Subsidiary”), has been duly incorporated (or organized) and is validly existing as a corporation or other organization (or, in the case of Centennial Bank (the “Bank”), as an Arkansas state chartered bank) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly authorized and validly issued, is fully paid and (except as to the Bank, as provided by Ark. Code Ann. § 23-48-312) non-assessable and (except as indicated otherwise on Schedule III hereto) is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule III hereto.

(vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and no holder of Shares will be subject to personal liability solely by reason of being a shareholder. None of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights. All of the issued and outstanding shares of Common Stock (including the Shares owned by the Selling Shareholder) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Company and each Subsidiary has been and is in compliance with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (“FDIC”), the Arkansas State Bank Department, the Consumer Financial Protection Bureau, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency), except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to any such laws is pending or, to the knowledge of the Company, threatened.

(ix) None of the execution and delivery of this Agreement, the sale of the Shares, the compliance by the Company with the provisions of this Agreement or the consummation of the transactions herein contemplated will (1) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, contract, lease, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency governmental body, arbitrator or other authority having jurisdiction over the Company, any Subsidiary or any of their respective properties, or (3) result in a violation of the provisions of the certificate or articles of incorporation or bylaws (or other organization documents) of the Company or any of the Subsidiaries or any statute, except, in the case of clauses (1) and (2), where any such event, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA.

(x) BKD LLP, which has audited certain financial statements of the Company and its Subsidiaries (which term as used in this Agreement includes the related notes thereto), filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus is (1) an independent public accountant as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (2) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (3) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(xi) The financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and cash flows and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data, the summary financial data and the capitalization and dilution information included in the Pricing Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Pricing Disclosure Package. All disclosures contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus that constitute non-GAAP financial measures (as defined under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xii) Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (a “Material Adverse Change”), (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xiii) Neither the Company nor any Subsidiary is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (2) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency governmental body, arbitrator or other authority having jurisdiction over the Company, any Subsidiary or any of their respective properties, or (3) in violation of the terms of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2) and (3), where any such violation or default, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(xiv) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(xv) Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xvi) The Company and each Subsidiary possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct, and material to the conduct of, the businesses now operated by them. The Company and each Subsidiary are in compliance with the terms and conditions of all such Permits, and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or materially adverse modification of any such Permits.

(xvii) The Company and each Subsidiary own or possess rights in respect of all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, service marks, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the Intellectual Property. To the Company’s knowledge, neither the Company nor any Subsidiary has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary.

(xviii) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(xix) The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. In the last 36 months, neither the Company nor any Subsidiary has been refused any material insurance coverage sought or applied for, and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xx) The Company and each Subsidiary has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with generally accepted accounting principles and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly in all material respects the consolidated financial position, results of operations and cash flows and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

(xxi) Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of and is not otherwise aware of (1) any material weaknesses or significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxii) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (2) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (3) are effective in all material respects to perform the functions for which they were established.

(xxiii) All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(xxiv) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xxv) All of the information provided to Stephens or to counsel for Stephens by the Company, its counsel, and its officers and directors (in their capacities as such) in connection with the offering of the Shares is true, complete, correct in all material respects as of the dates as of which such information was presented.

(xxvi) Neither the Company nor any Subsidiary is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxvii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (2) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxix) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(xxx) The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the related rules and regulations.

(xxxi) The Company has not distributed any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 3(a)(iii), Section 3(a)(xviii) and Section 3(a)(xix) hereof, any Issuer Free Writing Prospectus.

(xxxii) Neither the Company nor any Subsidiary has taken, and neither the Company nor any Subsidiary will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise or to result in a violation of Regulation M under the Exchange Act.

(xxxiii) The statistical, market and industry-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxxiv) [Reserved.]

(xxxv) Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (2) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (3) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (4) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its Subsidiaries and affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxvii) Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xxxviii) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (1) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (2) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

(xxxix) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Bank holds the requisite authority to operate as an Arkansas state-chartered bank. The Bank is the only depository institution subsidiary of the Company, and the Bank is a member in good standing of the Federal Reserve System. The activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization.

(xl) The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory.”

(xli) Since January 1, 2012, each of the Company and each Subsidiary has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed since such date with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, as the case may be.

(xlii) As of June 30, 2016, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action, and the Company has no knowledge or any facts or circumstances that would be reasonably likely to result in a change in such classification.

(xliii) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company or any Subsidiary is a party or subject to any formal agreement or memorandum of understanding with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.

(xliv) Except as described in the Registration Statement and otherwise as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Bank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Bank nor any of its Subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(xlv) The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xlvi) The sale of the Shares to be sold by the Selling Shareholder as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(xlvii) Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof or would not reasonably be expected to result in a Material Adverse Effect.

(xlviii) No Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary, except for such prohibitions or restrictions that apply generally to the Bank (including its subsidiaries) as a result of its status as a commercial bank and member of the Federal Reserve System.

The Company has a reasonable basis for making each of the representations set forth in this Section 1(a). The Company acknowledges that Stephens and, for purposes of the opinions to be delivered under Section 5 hereof, counsel to Stephens, may rely upon the accuracy and truthfulness of the foregoing representations and consents to such reliance.

Any certificate signed by, or on behalf of, the Company delivered to Stephens or to counsel for Stephens in connection with consummation of the transactions contemplated herein will be deemed a representation and warranty by the Company to Stephens as to the matters covered thereby.

(b) The Selling Shareholder represents and warrants to, and agrees with, Stephens that, as of the date hereof and as of the Closing Time:

(i) The Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, at the time such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus will not, at the time the Prospectus or any amendment or supplement to the Prospectus is issued and at the Closing Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(b)(i) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by the Selling Shareholder to the Company consists of (1) the legal name and address of the Selling Shareholder, (2) the number of Shares beneficially owned by the Selling Shareholder before and after the offering, (3) the number of Shares being offered by the Selling Shareholder, and (4) the other information in the footnotes corresponding to the Selling Shareholder, in the case of (1), (2), (3) and (4), that appears in the table under the caption “Selling Shareholder” in the Pricing Disclosure Package and the Prospectus.

(ii) The Selling Shareholder has the applicable power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with the Selling Shareholder’s obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of any provision of applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of the Selling Shareholder’s properties, except where such conflict, breach, default, imposition, or violation would not result in a material adverse effect on the Selling Shareholder’s ability to perform the Selling Shareholder’s obligations under this Agreement.

(iii) The Selling Shareholder has, and will on the Closing Time have, valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all security interests, mortgages, pledges, liens, charges, claims, equities and other encumbrances, other than pursuant to this Agreement.

(iv) The Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any other security, whether to facilitate the sale or resale of the Shares or otherwise.

(v) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of the Selling Shareholder’s obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA.

(vi) Upon payment of the Purchase Price for the Shares to be sold by the Selling Shareholder under this Agreement, delivery of such Shares, as directed by Stephens, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) of Stephens maintained at DTC (assuming that neither DTC nor Stephens has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) Stephens will acquire a valid security entitlement in respect of such Shares under Section 8-501 of the UCC, and (B) no action based on any adverse claim to such Shares may be asserted against Stephens with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (1) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles of incorporation, bylaws and applicable law, (2) DTC will be registered as a clearing corporation within the meaning of Section 8-102 of the UCC and (3) appropriate book entries crediting the Shares to the securities accounts of Stephens maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(vi), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.

(vii) The Selling Shareholder has not prepared or had prepared on the Selling Shareholder’s behalf, or used or referred to, any free writing prospectus (as defined in Rule 405) and has not distributed any written materials in connection with the offer or sale of the Shares.

(viii) Neither the Selling Shareholder nor any of the Selling Shareholder’s affiliates directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA bylaws) of FINRA.

(ix) The Selling Shareholder is not prompted to sell the Shares to be sold by the Selling Shareholder hereunder by any material information concerning the Company or any Subsidiary of the Company which is not contained in the Pricing Disclosure Package or the Prospectus.

(x) The Selling Shareholder does not have any registration or other similar right to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

The Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 1(b). The Selling Shareholder acknowledges that Stephens and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to Stephens, may rely upon the accuracy and truthfulness of the foregoing representations and consents to such reliance.

Any certificate signed by, or on behalf of, the Selling Shareholder delivered to Stephens or to counsel for Stephens in connection with consummation of the transactions contemplated herein will be deemed a representation and warranty by the Selling Shareholder to Stephens as to the matters covered thereby.

Section 2. Sale and Delivery to Stephens; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to Stephens, and Stephens agrees to purchase from the Selling Shareholder, at a purchase price per share of $21.56 (the “Purchase Price”), the number of shares of Common Stock set forth in Schedule I opposite the name of the Selling Shareholder.

(b) Payment of the Purchase Price for, and delivery of certificates for (or authorization of electronic delivery of), the Shares will be made at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, or at such other place as will be agreed upon by Stephens and the Selling Shareholder, at 10:00 a.m. (Central time) on the third (fourth, if the pricing occurs after 3:30 p.m. (Central time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as will be agreed upon by Stephens and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Time” and “Closing Date,” respectively). As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(c) Payment will be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder against delivery to Stephens for the Shares to be purchased by Stephens.

(d) The Selling Shareholder will deliver the Shares through the facilities of DTC, unless otherwise instructed by Stephens. The Shares delivered at the Closing Time may be uncertificated and delivered through the book entry method on the direct registration system maintained by the Company’s transfer agent. In the event that Stephens will have delivered a written request for delivery of physical certificates at least three business days before the Closing Date, certificates for the Shares will be delivered in such denominations and registered in such names as Stephens may request in writing at least one business day before the Closing Date.

(e) In connection with the sale of the Shares, the Selling Shareholder authorizes and directs Stephens to take any and all actions as may be necessary or reasonably deemed to be advisable by Stephens to effect the sale, transfer and disposition of the Selling Shareholder’s Shares and to deliver, or cause to be delivered, the Selling Shareholder’s Shares so sold, transferred and disposed of, whether in certificated form, book-entry or otherwise, at the Closing Time all in accordance with the terms and conditions of this Agreement.

Section 3. Covenants.

(a) The Company further covenants and agrees with Stephens as follows:

(i) The Company, subject to Section 3(a)(ii) hereof, will comply with the requirements of Rule 430A or Rule 430B, and will notify Stephens immediately, and confirm the notice in writing, to the extent such event relates to the offering of the Shares contemplated hereunder, (1) when any post-effective amendment to the Registration Statement will become effective, or any amendment or supplement to the Prospectus will have been filed (and furnish Stephens with copies thereof and file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d)), (2) of the receipt of any comments from the Commission, (3) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (5) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

The Company will pay or cause to be paid the required Commission filing fees relating to the Shares within the time period required by the Securities Act and, if applicable, will update the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus.

(ii) During the period when any prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule), the Company (1) will furnish to Stephens for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (2) will not amend or supplement the Registration Statement without Stephens’s prior written consent (which consent will not unreasonably be withheld). Prior to amending or supplementing any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, the Company will furnish to Stephens for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company will not file or use any such proposed amendment or supplement without Stephens’s prior written consent (which consent will not unreasonably be withheld). The Company will file with the Commission within the applicable period specified in Rule 424(b) any prospectus required to be filed pursuant to such rule.

(iii) The Company will furnish to Stephens for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company will not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without Stephens’s prior written consent (which consent will not unreasonably be withheld). The Company will furnish to Stephens, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as Stephens may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the Closing Time) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company will promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided that prior to amending or supplementing any such free writing prospectus, the Company will furnish to Stephens for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company will not file, use or refer to any such amended or supplemented free writing prospectus without Stephens’s prior written consent (which consent will not unreasonably be withheld).

(iv) The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as Stephens may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that nothing in this Section 3(a)(iv) will require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(v) The Company has furnished or will deliver to Stephens, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to Stephens, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for Stephens. The copies of the Registration Statement and each amendment thereto furnished to Stephens will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company has delivered to Stephens, without charge, as many written and electronic copies of each Preliminary Prospectus as Stephens reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to Stephens, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a), such number of written and electronic copies of the Prospectus (as amended or supplemented) as Stephens may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Stephens will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to Stephens as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(viii) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares for at least 12 months following the Closing.

(ix) The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NASDAQ Global Select Market for at least 12 months following the Closing Date.

(x) During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of Stephens, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) the issuance of options to acquire shares of Common Stock or restricted stocks or similar awards granted pursuant to the Company’s benefit plans existing on the date hereof that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such plans may be amended, (B) the issuance of shares of Common Stock upon the exercise of any such options, or (C) any shares of Common Stock issued by the Company to owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such acquisitions; provided that no more than an aggregate of 10% of the number of shares of Common Stock outstanding as of the Closing Date are issued as consideration with such acquisitions.

(xi) During the Lock-Up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into pursuant to Section 5(p) hereof.

(xii) If Stephens, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 5(p) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiii) The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule), file on a timely basis with the Commission and the NASDAQ Global Select Market all reports and documents required to be filed under the Exchange Act.

(xiv) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463.

(xv) If the Company elects to rely upon Rule 462(b), the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Eastern time, on the date of this Agreement, and at the time of filing either to pay (or cause to be paid) to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b).

(xvi) If so requested by Stephens, the Company will cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Stephens an “electronic Prospectus” to be used by Stephens in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (1) it will be encoded in an electronic format, satisfactory to Stephens, that may be transmitted electronically by Stephens to offerees and purchasers of the Shares, (2) it will disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (3) it will be in or convertible into a paper format or an electronic format, satisfactory to Stephens, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company confirms that, if so requested by Stephens, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company will transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(xvii) The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and will cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(xviii) The Company will not, without the prior consent of Stephens, make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405; provided that Stephens will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule II hereto.

(xix) The Company will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b) The Selling Shareholder covenants and agrees with Stephens as follows:

(i) The Selling Shareholder will execute and deliver to Stephens an agreement substantially in the form of Exhibit A hereto.

(ii) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Selling Shareholder will, and will cause each of the Selling Shareholder’s affiliates to, comply with all applicable provisions of Regulation M.

(iii) The Selling Shareholder will advise Stephens promptly, and if requested by Stephens, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule), of (1) any Material Adverse Change relating to the Selling Shareholder’s ability to perform under this Agreement or relating to the Company that comes to the attention of the Selling Shareholder, (2) any change in information in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto relating to the Selling Shareholder, or (3) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus that comes to the attention of the Selling Shareholder.

(iv) The Selling Shareholder will deliver to Stephens, prior to or at the Closing Time, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate Stephens’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

(v) The Selling Shareholder will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405.

Section 4. Payment of Expenses.

(a) The Company will pay or cause to be paid, whether or not the transactions contemplated by this Agreement are consummated, all expenses incident to the following matters: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to Stephens of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Shares, including each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (and including any costs associated with electronic delivery of these materials), (iii) the preparation, issuance and delivery of the Shares (or certificates evidencing such Shares) to Stephens, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to Stephens, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and counsel for the Selling Shareholder, (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the costs and expenses of the Company relating to any investor presentations or any “road show” undertaken in connection with the marketing of the Shares, (vii) the fees and expenses incurred in connection with the maintenance of the listing of the Shares on the NASDAQ Global Select Market and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 4.

(b) The provisions of this Agreement will not affect any agreement that the Company and the Selling Shareholder have made or may make for the payment or sharing of any costs and expenses.

Section 5. Conditions to Stephens’ Obligations. The obligations of Stephens hereunder to purchase the Shares at the Closing Time are subject to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus will have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 3(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) will have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; the Company will have paid or caused to be paid the required Commission filing fees relating to the Shares within the period required by the Securities Act and, if applicable, will have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus will have been issued and no proceeding for that purpose will have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission will have been complied with to the reasonable satisfaction of Stephens.

(b) The respective representations and warranties of the Company and the Selling Shareholder contained herein or in certificates delivered in accordance herewith will be true and correct at the Closing Time as if made at and as of the Closing Time and each of the Company and the Selling Shareholder will have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(c) Neither the Company nor any Subsidiary will have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been (i) any change in the capital stock (other than Common Stock issued pursuant to the exercise of outstanding options or warrants or pursuant to existing employee or director compensation plans described in the Registration Statement) or long-term debt of the Company or any Subsidiary, or (ii) any Material Adverse Change, the effect of which, in any such case described above, is in the judgment of Stephens so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Time on the terms and in the manner contemplated in the Pricing Prospectus.

(d) Stephens will have received a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to Stephens, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in this Agreement or in any certificate delivered pursuant to this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date, except for such representations and warranties which are made as of a specific date; (ii) the Company has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time; (iii) that none of the events described in Section 5(c) has occurred; and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued, no order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Stephens will have received a certificate of the Selling Shareholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Selling Shareholder contained in this Agreement or in any certificate delivered pursuant to this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date, and (ii) the Selling Shareholder has complied with all agreements and all conditions on the Selling Shareholder’s part to be performed under this Agreement at or prior to the Closing Time.

(f) Stephens will have received a certificate of the Company’s Chief Financial Officer, dated as of the Closing Date, with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to Stephens.

(g) Stephens will have received on and as of the Closing Time a certificate of the Company’s chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to Stephens.

(h) Stephens will have received an opinion and negative assurance letter, dated as of the Closing Date, of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as special counsel for the Company.

(i) Stephens will have received an opinion, dated as of the Closing Date, of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as special counsel for the Selling Shareholder, in customary form and substance satisfactory to counsel for Stephens.

(j) Stephens will have received from BKD, LLP a letter, dated the date of this Agreement, in form and substance satisfactory to Stephens, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and each Issuer Free Writing Prospectus, if any.

(k) Stephens will have received from BKD, LLP a letter, dated as of the Closing Date, in form and substance satisfactory to Stephens, to the effect that they reaffirm the statements made in the letter or letters furnished under Section 5(j), except that the specified date referred to therein for the carrying out of procedures will be not more than three business days prior to the Closing Time.

(l) Stephens will have received the opinion and negative assurance letter, dated as of the Closing Date, of Fenimore, Kay, Harrison & Ford, LLP, counsel for Stephens in connection with the offer and sale of the Shares, in customary form and substance satisfactory to Stephens.

(m) The Shares to be delivered on the Closing Time will continue to be approved for listing on the NASDAQ Global Select Market.

(n) FINRA will not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(o) Since the execution of this Agreement, there will not have been any decrease in or withdrawal of the rating of any securities of the Company or any Subsidiary by any “national recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) Stephens will have received agreements, substantially in the form of Exhibit A hereto, from the Selling Shareholder and each person listed on Schedule IV, and such agreements will be in full force and effect on the Closing Time.

(q) The Company and the Selling Shareholder will have furnished to Stephens such further information, certificates and documents as Stephens will reasonably request.

(r) On or after the Applicable Time there will not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by any bank regulatory authority of any jurisdiction in which the Bank operates or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Stephens makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Time on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 5 will not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Stephens upon notice to the Company at any time prior to the Closing Time and such termination will be without liability of any party to any other party.

Section 6. Effectiveness. This Agreement will become effective upon the execution and delivery hereof by the parties hereto.

Section 7. Indemnification.

(a) The Company agrees to indemnify and hold harmless Stephens and each person, if any, who controls Stephens within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d), or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by Stephens expressly for use therein, it being understood and agreed that the only such information furnished by Stephens is the information described as such in Section 7(c) hereof.

(b) The Selling Shareholder agrees to indemnify and hold harmless Stephens and each person, if any, who controls Stephens within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company or Stephens by or on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by Selling Shareholder consists of (i) the legal name and address of the Selling Shareholder, (ii) the number of Shares beneficially owned by the Selling Shareholder before and after the offering, (iii) the number of Shares being offered by the Selling Shareholder, and (iv) the other information in the footnotes corresponding to the Selling Shareholder, in the case of (i), (ii), (iii) and (iv), that appears in the table under the caption “Selling Shareholder” in the Pricing Disclosure Package and the Prospectus.

(c) Stephens agrees to indemnify and hold harmless the Company, the Selling Shareholder, each of the directors of the Company, each of the officers of the Company who will have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of Stephens expressly for use therein, it being understood and agreed that the only such information furnished by Stephens consists of the following information in the Prospectus furnished on behalf of Stephens: the table on the cover page containing the terms of the offering by Stephens, the first table under the caption “Underwriting” containing the name of the underwriter and number of Shares, the information contained under the heading “Commissions and Discounts” under the caption “Underwriting” and the information contained under the heading “Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under this Section 7 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent that the indemnifying party has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who will not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties will have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel will be at the expense of such indemnified party or parties unless (i) the employment of such counsel will have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties will not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties will have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties will not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses will be borne by the indemnifying parties. In no event will the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Sections 8(a) or (b), will be selected by Stephens. No indemnifying party will, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), Section 7(b) or Section 7(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and Stephens on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and Stephens on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and Stephens on the other from the offering of the Shares will be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by Stephens, in each case as set forth in the table on the cover page of the Prospectus. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or Stephens on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and Stephens agree that it would not be just and equitable if contributions under this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7(e) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), Stephens will not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Stephens has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7(e), the Selling Shareholder will not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder from the sale of Shares under this Agreement.

(f) The obligations of the parties to this Agreements contained in this Section 7 are not exclusive and will not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 8. Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company or its directors, officers, or other representatives, of the Selling Shareholder and of Stephens set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of Stephens, the Company, the Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

Section 9. Failure to Deliver Shares. If the Selling Shareholder fails to sell and deliver to Stephens the Shares to be sold and delivered by the Selling Shareholder at the Closing Time under this Agreement, then Stephens may at its option, by written notice from Stephens to the Company and the Selling Shareholder, terminate this Agreement without any liability to any defaulting or non-defaulting party. If the Selling Shareholder fails to sell and deliver to Stephens the Shares to be sold and delivered by the Selling Shareholder under this Agreement at the Closing Time, then Stephens will also have the right, by written notice from Stephens to the Company and the Selling Shareholder, to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the Prospectus or in any other documents or arrangements.

Section 10. Termination.

(a) Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of this Section 10, in the absolute discretion of Stephens, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Time, (i) trading generally on the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market will have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (ii) trading of any securities of or guaranteed by the Company or any Subsidiary will have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities will have been declared by any bank regulatory authority of any jurisdiction in which the Bank operates or a new restriction materially adversely affecting the distribution of the Shares will have become effective, (iv) there has occurred a material adverse change in the financial markets in the United States or the international financial markets, or an outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (v) there has occurred any other Material Adverse Change, in each case the effect of which is such as to make it, in the reasonable judgment of Stephens, impracticable to market the Shares to be delivered on the Closing Time or to enforce contracts for the sale of the Shares.

(b) If this Agreement is terminated under Section 5, Section 9 or this Section 10, or if for any other reason the purchase of any of the Shares by Stephens is not consummated, the Company will remain responsible for the expenses to be paid or reimbursed by it under Section 4 hereof, and the respective obligations of the Company, the Selling Shareholders and Stephens pursuant to Section 7 and the provisions of this Section 10 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4, Section 5 and Section 7 shall also remain in effect.

Section 11. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or will be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, except to the extent provided in Section 7. No purchaser of Shares from Stephens will be deemed to be a successor or assign by reason merely of such purchase.

Section 12. Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to Stephens will be given to it at Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Equity Syndicate Desk (Sandra Farmer), fax number (501) 377-8011, with a copy to Fenimore, Kay, Harrison & Ford, LLP, 801 San Antonio Street, Suite 600, Austin, Texas 78701, Attention: Chet A. Fenimore, fax number (512) 583-5940. Notices to the Company will be given to it at Home Bancshares, Inc., 719 Harkrider, Suite 100, Conway, Arkansas 72032, Attention: C. Randall Sims, Chief Executive Officer, with a copy to Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., 425 West Capitol Avenue, Suite 1800, Little Rock, Arkansas 72201, Attention: C. Douglas Buford, Jr., Esq. Notices to the Selling Shareholder will be given to John W. Allison, 719 Harkrider, Suite 100, Conway, Arkansas 72032, with a copy to Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., 425 West Capitol Avenue, Suite 1800, Little Rock, Arkansas 72201, Attention: C. Douglas Buford, Jr., Esq.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all such counterparts together will constitute one and the same Agreement.

Section 14. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 15. Miscellaneous.

(a) The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in Little Rock, Arkansas, in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

(b) The Company and the Selling Shareholder each acknowledge and agree that (i) the purchase and sale of the Shares under this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and Stephens, on the other hand, (ii) in connection therewith and with the process leading to such transaction Stephens is and has been acting solely as a principal and not the agent or fiduciary of the Company and the Selling Shareholder or their respective shareholders, creditors, employees or any other party, (iii) Stephens has not assumed an advisory or fiduciary responsibility in favor of the Company and the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether Stephens has advised or is currently advising the Company, the Bank and the Selling Shareholder on other matters) or any other obligation to the Company, the Bank and the Selling Shareholder except the obligations expressly set forth in this Agreement, and (iv) each party has consulted its own legal and financial advisors to the extent it deemed appropriate and is not relying on any other party for any legal, regulatory, accounting or tax advice with respect to the sale of the Shares. The Company and the Selling Shareholder each agree not to claim that Stephens has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Bank and the Selling Shareholder, in connection with such transaction or the process leading thereto.

(c) The Company acknowledges that Stephens’s research analysts and research departments are required to be independent from Stephens’s investment banking divisions and are subject to certain regulations and internal policies, and that Stephens’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of Stephens’s investment banking divisions. The Company waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Stephens with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by Stephens’s investment banking divisions. The Company acknowledges that Stephens is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without Stephens imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure will remain confidential (and the foregoing sentence will not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(e) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Shareholder and Stephens, with respect to the subject matter hereof.

(f) The Company, the Selling Shareholder and Stephens irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g) The section headings in this Agreement are for convenience of reference only and will not affect the construction hereof. A facsimile or electronic transmission in “pdf” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature pages follow]

If the foregoing is in accordance with your understanding of the terms and conditions of the Agreement, please sign and return to the Company and the Selling Shareholder counterparts hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholder and Stephens as of the date first written above.

HOME BANCSHARES, INC., an Arkansas corporation

By:	/s/ Brian S. Davis
Name:	Brian S. Davis
Title:	Chief Financial Officer

SELLING SHAREHOLDER

/s/ John W. Allison
John W. Allison

The foregoing Underwriting Agreement is confirmed and accepted by Stephens as of the date first above written.

STEPHENS INC.

By:	/s/ Jay Brogdon
Name:	Jay Brogdon
Title:	Senior Vice President

SCHEDULE I

Selling Shareholder

Name of Selling Shareholder	Number of Shares Being Purchased
John W. Allison	2,650,000

SCHEDULE II

Issuer Free Writing Prospectuses

None

SCHEDULE III

Subsidiaries

Centennial Bank

Liberty (AR) Statutory Trust I

Liberty (AR) Statutory Trust II

Centennial (AR) Statutory Trust I

Russellville Statutory Trust I

RCA Air, LLC (50% owned by Home BancShares, Inc.)

Freedom Insurance Group, Inc.

Centennial Insurance Agency, Inc.

Grand Prairie Title Company, Inc.

Cook Insurance Agency, Inc.

SCHEDULE IV

List of Other Persons Subject to Lock-Up Agreements

Robert H. Adcock, Jr.

Richard H. Ashley

Alex R. Lieblong

EXHIBIT A

Form of Lock-up Agreement

September 23, 2016

Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

Re: Proposed Secondary Offering of Shares of Home BancShares, Inc.

Ladies and Gentlemen:

The undersigned, a shareholder, executive officer and/or director of Home BancShares, Inc., an Arkansas corporation (the “Company”), understands that Stephens, Inc. (“Stephens”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and each of the selling shareholders named therein providing for the public offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Stephens that, commencing on the date hereof and ending on, and including, the date that is 90 days from the date of the Underwriting Agreement (such 90-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member (as defined in Rule 16a-1(e) of the Securities Exchange Act of 1934, as amended, referred to herein as the “Exchange Act”) of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of Stephens, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, enter into any other economic arrangement equivalent to a sale, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

If (1) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the undersigned, as disclosed in writing to Stephens, and (ii) in the case of a Selling Shareholder, shares of Common Stock sold pursuant to the Underwriting Agreement; and (B) the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (iv) to any wholly-owned Subsidiary or Affiliate (each within the definitions of Rule 405 under the Securities Act) of the undersigned or to any corporation, partnership or other business entity with which the undersigned shares in common an investment manager or advisor that has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, provided that the transferee agrees in writing to be bound by the restrictions set forth herein prior to any such transfer, and provided further that any such transfer shall not involve a disposition for value, (v) as a distribution to the beneficiaries of the undersigned, provided that the transferee(s) agree(s) in writing to be bound by the restrictions set forth herein prior to such transfer as if a party hereto or (vi) with the prior written consent of Stephens.

The undersigned represents and warrants that the undersigned beneficially owns the shares of Common Stock covered by this Lock-Up Agreement and that the undersigned now has and, except as contemplated by clauses (B)(i) through (B)(vi) above, for the duration of this Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of Stephens (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Related Securities”) and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any shares of Common Stock or Related Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective on or before September 30, 2016, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

[Signature Page to Lock-up Agreement]

Very truly yours,

(Insert Name)

EXHIBIT B

Form of Press Release

Home BancShares, Inc.

[Date]

Home BancShares, Inc. (“Company”) announced today that Stephens Inc., the underwriter in the recent public offering of [            ] shares of the Company’s common stock by a selling shareholder, is [waiving][releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [●], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.